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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                          KENT ELECTRONICS CORPORATION

                                   ARTICLE I.

         The name of the corporation is Kent Electronics Corporation.

                                  ARTICLE II.

         The period of its duration is perpetual.

                                  ARTICLE III.

         The corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which a corporation may be organized under the Texas Business Corporation Act.

                                  ARTICLE IV.

         The aggregate number of shares which the corporation shall have the authority to issue is sixty million (60,000,000) shares of Common Stock, without par value, and two million (2,000,000) shares of Preferred Stock, $1.00 par value per share.

         The Preferred Stock may be divided into and issued in one or more series, and the relative rights and preferences of shares of Preferred Stock may vary in any respect between series. The Board of Directors is hereby vested with authority from time to time by adoption of a resolution or resolutions of such Board to establish series of unissued shares of Preferred Stock and to fix and determine the relative rights and preferences of any series so established and designated, to the fullest extent permitted by the Texas Business Corporation Act, as now or hereafter in force, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued.

         No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

         No shareholder of securities of the corporation shall be entitled as a matter of right, pre-emptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.
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                                   ARTICLE V.

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

                                  ARTICLE VI.

         The street address of the corporation's registered office is 7433 Harwin, Houston, Texas 77036-2015, and the name of its registered agent at such address is Stephen J. Chapko.

                                  ARTICLE VII.

         The number of directors constituting the current Board of Directors is five (5), and the names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

         Name                                      Address
         ----                                      -------

         Morrie K. Abramson                        7433 Harwin
                                                   Houston, Texas 77036-2015

         Max S. Levit                              7433 Harwin
                                                   Houston, Texas 77036-2015

         David Siegel                              7433 Harwin
                                                   Houston, Texas 77036-2015

         Richard C. Webb                           7433 Harwin
                                                   Houston, Texas 77036-2015

         Alvin L. Zimmerman                        7433 Harwin
                                                   Houston, Texas 77036-2015

         The Board of Directors shall have the power to alter, amend, or repeal the by-laws of the corporation or to adopt new by-laws.

                                 ARTICLE VIII.

         The names and addresses of each incorporator have been omitted in accordance with Article 4.07 of the Texas Business Corporation Act.





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                                  ARTICLE IX.

         (A) The affirmative vote of the holders of eighty percent (80%) of all shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article IX as one class, shall be required for the adoption or authorization of a Business Combination (as hereinafter defined) with or involving any Interested Shareholder (as hereinafter defined); provided that such eighty percent (80%) voting requirement shall not be applicable if each of the following conditions is satisfied:

                 (1) The cash, or fair market value of other consideration, to be received per share by holders of shares of any class of capital stock of the corporation in such Business Combination bears the same or a greater percentage relationship to the market price of such shares of capital stock immediately prior to the announcement of the Business Combination as the highest per share price (including brokerage commissions and/or soliciting dealers' fees) which such Interested Shareholder has, within the two-year period prior to the date such person became an Interested Shareholder, paid for any of such shares of capital stock bears to the market price of such shares of capital stock immediately prior to the commencement of acquisition of such shares of capital stock by the Interested Shareholder.

                 (2) The cash, or fair market value of other consideration, to be received per share by holders of shares of any class of capital stock of the corporation in such Business Combination is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid, within the two- year period prior to the date such person became an Interested Shareholder, by such Interested Shareholder in acquiring any of its holdings of such shares of capital stock.

                 (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for the shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                 (4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
         Combination: (a) except as approved by a majority of the total number of Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding preferred stock of the corporation; (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the total number of Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock





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         split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the total number of Continuing Directors; and (c) such Interested Shareholder shall have not become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                 (5) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                 (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                 (7) The holders of all outstanding shares of Voting Stock not Beneficially Owned by the Interested Shareholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with paragraphs (1), (2) and
         (3) of this Section A (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of their fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this paragraph
         (A)(7) from being satisfied).

         For purposes of determining whether the price requirements set forth in paragraphs (1) and (2) above have been satisfied, the highest per share price paid by the Interested Shareholder in acquiring its holdings and the market price of shares of the corporation's capital stock prior to the commencement of acquisition of such shares by the Interested Shareholder shall be subject to appropriate adjustments for any intervening capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

         (B)     The following definitions shall be applicable to this Article
IX:

                 (1) Affiliate. An "Affiliate" of, or a person "affiliated" with, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.





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                 (2)    Associate.  The term "Associate," used to indicate a
         relationship with any person, means (a) any corporation or organization (other than this corporation or a Subsidiary) of which such person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such person, or any relative of such spouse, or
         (d) any investment company registered under the Investment Company Act of 1940 which such person or any Affiliate of such person serves as investment adviser.

                 (3) Beneficial Owner. A person shall be considered the Beneficial Owner of any shares of stock or other equity securities (whether or not owned of record) (a) with respect to which such person or any Affiliate or Associate of such person, directly or indirectly, has or shares (i) voting power, including the power to vote or to direct the voting of such shares of stock or other equity securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of stock or other equity securities; (b) which such person or any Affiliate or Associate of such person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or (c) which are Beneficially Owned within the meaning of clause (a) or (b) of this subsection (B)(3) by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock or other equity securities of the issuer thereof or acquiring, holding or disposing of all or substantially all of the assets or business of such issuer.

                 (4) Business Combination. The term "Business Combination" means: (a) any merger or consolidation of the corporation or any Subsidiary with any Interested Shareholder; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of related transactions) of all or any substantial part of the consolidated assets of the corporation and its Subsidiaries to any Interested Shareholder; (c) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder; (d) the issuance, pledge or transfer by the corporation or any Subsidiary of any securities of the corporation or a Subsidiary to an Interested Shareholder; (e) any reclassification of securities, recapitalization, merger with a Subsidiary or other transaction which has the direct or indirect effect of increasing an Interested Shareholder's proportionate share of the outstanding equity securities of any class of the corporation; and (f) any agreement, contract or arrangement to effect any of the foregoing transactions; provided, however, that clauses (d) and (e) of this subsection (B)(4) shall not include within the definition of the term "Business Combination" any issuances of securities of the





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         corporation (i) upon the exercise of any warrants, options or rights granted by the corporation and outstanding prior to May 15, 1987 or
         (ii) upon the conversion of any convertible securities of the corporation, or the exercise of any warrants, options or rights, issued by the corporation subsequent to May 15, 1987, provided that the issuance of such convertible securities, warrants, options or rights has been approved by a resolution adopted by the Board of Directors, and that affirmative votes for such resolution shall have been cast by at least a majority of the Continuing Directors then in office or (iii) pursuant to any employee stock option plan or other employee benefit plan of the corporation as such plan (a) is in existence on May 15, 1987, or (b) may thereafter be established or amended if such establishment or amendment has been approved by a resolution adopted by the Board of Directors; provided that affirmative votes for such resolution shall have been cast by at least a majority of the Continuing Directors then in office. As used in this subsection (B)(4), the term "substantial part of the consolidated assets of the corporation and its Subsidiaries" shall mean assets having a book value in excess of 20% of the total consolidated assets of the corporation and its Subsidiaries reflected on the most recent fiscal year-end balance sheet of the corporation at the time such determination is made.

                 (5) Continuing Director. The term "Continuing Director" means any member of the Board of Directors of the corporation who held the office of director on May 15, 1987 or who thereafter was elected a director either (i) by a resolution adopted by the Board of Directors, provided that affirmative votes for such resolution shall have been cast by at least a majority of the Continuing Directors then in office, or (ii) by a vote of the stockholders of the corporation after his or her nomination as a director was recommended for submission to the stockholders of the corporation by a resolution adopted by the Board of Directors, provided that affirmative votes for such resolution shall have been cast by at least a majority of the Continuing Directors then in office.

                 (6) Date of Determination. The term "Date of Determination" means (a) the date on which a binding agreement (except for the fulfillment of conditions precedent including, without limitation, votes of stockholders to approve such transaction) is entered into by the corporation, as authorized by its Board of Directors, and another person providing for any Business Combination;
         (b) if such an agreement referred to in clause (a) is amended so as to make it less favorable to the corporation and/or its stockholders, the date on which such amendment is approved by the Board of Directors of the corporation; or (c) in cases where neither clauses (a) nor (b) shall be applicable, the record date for the determination of stockholders of the corporation entitled to notice of and to vote upon the transaction in question.

                 (7) Equity Security. The term "equity security" means any stock or similar security; or any security convertible, with or without consideration, into such a security, or carrying any warrant or right to subscribe for or purchase such a security; or any such warrant or right; or any other security which is of similar nature.





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                 (8)    Interested Shareholder.  The term "Interested
         Shareholder" means (i) any person, and any Affiliate or Associate of such person, who is the Beneficial Owner as of the Date of Determination or immediately prior to the consummation of a Business Combination, or both, of ten percent (10%) or more of the Voting Stock, (ii) any person, and any Affiliate or Associate of such person, who at any time within two years preceding the Date of Determination or the consummation of a Business Combination was the Beneficial Owner of ten percent (10%) or more of the Voting Stock, and (iii) any person, and any Affiliate or Associate of such person, who is an assignee of or who has otherwise succeeded to any shares of Voting Stock which were at any time within two years preceding the Date of Determination or the consummation of a Business Combination Beneficially Owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of such term in the Securities Act of 1933, as amended; but such term shall not include the corporation, any Subsidiary, any employee benefit plan of the corporation, or the trustees of any such plan.

                 (9) Person. The term "person" shall mean any individual, partnership, corporation, group or other entity, and when two or more persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding, voting or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "person."

                 (10) Subsidiary. The term "Subsidiary" shall mean any corporation or other business organization of which a majority of the equity securities of each class is owned, directly or indirectly, by the corporation; provided, however, that as used in subsection (B)(4) of this Article IX, the term "Subsidiary" shall mean any such entity of which a majority of the equity securities of any class is owned, directly or indirectly, by the corporation.

                 (11) Voting Stock. The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock in this Article IX of these Articles of Incorporation shall refer to such proportion of votes entitled to be cast by such shares.

         (C) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article IX on the basis of information known to them (i) whether any person is an "Interested Shareholder," (ii) whether any person is an "Affiliate" or "Associate" of another, (iii) the Date of Determination as to any transaction in question, or
(iv) whether the highest per share price paid by an Interested Shareholder in acquiring its holdings and the market price of shares of the corporation's capital stock prior to the commencement of acquisition of such shares by such Interested Shareholder require any adjustments for intervening capital changes for purposes of subsections (A)(1) and (2), and if so, the amount of such adjustments.





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         (D)     No amendments to the Articles of Incorporation of the
corporation shall amend, alter, change or repeal any of the provisions of this
Article IX, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of eighty percent (80%) of all shares of stock of the corporation entitled to vote at a meeting of stockholders held for the purpose of voting on such amendment, alteration, change or repeal, considered for the purposes of this Article IX as one class; provided that this paragraph (D) shall not apply to, and such eighty percent (80%) vote shall not be required for any amendment, alteration, change or repeal recommended to the stockholders pursuant to a resolution of the Board of Directors of the corporation approved by a majority of the Continuing Directors.

         (E) Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         (F) The provisions of this Article IX shall not apply to any transaction described in paragraph (A) of this Article IX:

                 (1) If the Board of Directors of the corporation shall have approved by resolution a memorandum of understanding with the other corporation, person or entity with whom the transaction is proposed prior to the time that such other corporation, person or entity shall have become an Interested Shareholder;

                 (2) If the transaction is approved prior to its consummation by a resolution adopted by at least a majority of the Continuing Directors; or

                 (3) If the transaction involves only the corporation, or any of its Subsidiaries, and another corporation of which a majority of the outstanding shares of each class of capital stock entitled to vote in elections of directors is owned of record or beneficially by the corporation or any of its Subsidiaries; provided, that such transaction does not directly or indirectly result in (a) increasing an Interested Shareholder's proportionate share of Beneficial Ownership of the equity securities of any class of the corporation or any Subsidiary; (b) the corporation's merger with any Subsidiary under circumstances in which the corporation is not the surviving entity; or
         (c) the sale of assets of the corporation to a Subsidiary that is not wholly owned by the corporation.

         (G) Whenever any provision of this Article IX contains any condition regarding the approval of a majority of Continuing Directors, such condition cannot be satisfied and is inapplicable at any time no Continuing Director is in office.

         (H) This Article IX will terminate and be of no further effect if the corporation does not, prior to September 30, 1987, complete a public offering of its Common Stock (in addition to the corporation's June 1986 initial public offering) in respect of which the total offering price to the public (without deduction for underwriting discounts or commissions or other expenses





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of the offering) of such Common Stock sold by the corporation equals at least
$3,750,000 and such price per share is at least $5.00.

                                   ARTICLE X.

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article X does not eliminate or limit the liability of a director for:

         (1) a breach of a director's duty of loyalty to the corporation or its shareholders;

         (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

         (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

         (4) an act or omission for which the liability of a director is expressly provided for by statute; or

         (5) an act related to an unlawful stock repurchase or payment of a dividend.

         If the Texas Miscellaneous Corporation Laws Act or other applicable law is amended after approval by the shareholders of this Article X to authorize further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act or other applicable law, as so amended.

         No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.





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